UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  June 7, 2001
                                 ---------------
                Date of Report (Date of earliest event reported)



                               AVADO BRANDS, INC.
             (Exact name of registrant as specified in its charter)

                          Commission File No. 0-19542
                       ---------------------------------

            Georgia                                         59-2778983
----------------------------------                 -----------------------------
     (State of Incorporation)                            (I.R.S. Employer
                                                         Identification No.)

    Hancock at Washington
      Madison, Georgia                                         30650
----------------------------------                 -----------------------------
(Address of Principal Executive                              (Zip Code)
          Offices)


       Registrant's telephone number, including area code: (706) 342-4552

Item 5. Other Events

     On June 7, 2001, Avado Brands, Inc. (the "Company") signed a definitive contract with Castle Harlan, Inc. and Bruckmann, Rosser, Sherrill & Co., Inc. for the sale of the Company's McCormick & Schmick's brand for $123.5 million in cash. The Company intends to apply the proceeds from the sale, which is expected to close during the third quarter, to pay off its revolving credit facility, to pay fees and expenses associated with the transaction, and for general corporate purposes. Completion of the sale is contingent upon customary closing conditions, including consents from landlords, governmental agencies and others.

     The Portland, Oregon-based McCormick and Schmick's was originally acquired by Avado Brands from Castle Harlan, Inc. in March of 1997. Since that time, the brand has more than doubled in size from 16 to 34 restaurants. Members of McCormick & Schmick's current management team, which includes co-founders Bill McCormick and Doug Schmick, are expected to continue in their current positions after the completion of the transaction. Mr. McCormick has tendered his resignation from Avado Brands' Board of Directors in conjunction with the signing of the sales contract.

     McCormick & Schmick's is one of four proprietary brands owned by Avado Brands and represents 34 of the 253 restaurants currently operated by the Company. McCormick & Schmick's contributed $162.4 million to total company sales of $685.8 million for the year ended December 31, 2000 and approximately $20.4 million to the Company's total EBITDA of $55.1 million. In the first quarter of 2001, McCormick & Schmick's contributed $42.7 million to total company sales of $177.4 million and approximately $4.5 million to total EBITDA of $16.7 million.

     Certain of the statements set forth above that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those anticipated. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in Exhibit 99.1 to the Company's Form 10-Q for the fiscal quarter ended April 2, 2000, and the Company's other filings with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(b)      Pro Forma Financial Statements

                               Avado Brands, Inc.
              Unaudited Pro Forma Consolidated Financial Statements
                              Basis of Presentation


     The pro forma consolidated statements of earnings for the year ended December 31, 2000 and for the quarter ended April 1, 2001 present the operating results of Avado Brands, Inc. (the "Company"), excluding the operations of its 34 McCormick & Schmick's seafood dinner houses, as if such operations had been sold at the beginning of the respective periods. The pro forma consolidated balance sheet has been prepared assuming the McCormick & Schmick's sale took place as of April 1, 2001.

     The unaudited pro forma consolidated statements of earnings, balance sheet and notes thereto should be read in conjunction with the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's Quarterly Report on Form 10-Q for the unaudited fiscal quarter ended April 1, 2001.

     The unaudited pro forma information was based on a definitive Asset Purchase Agreement (the "Agreement") dated June 7, 2001. Under the terms of the agreement, the sales price is $123.5 million, subject to certain adjustments which could be positive or negative and which will be determined as of the closing date. The Company does not expect these adjustments to be material to the transaction.

     The unaudited pro forma information is not necessarily indicative of the consolidated results of operations or the consolidated financial position that would have resulted had the McCormick & Schmick's sale occurred as described above, nor is it necessarily indicative of the results of operations of future periods or future consolidated financial position.

Avado Brands, Inc.
Pro Forma Consolidated Statements of Earnings
(Unaudited)
(In thousands, except per share data)

                                                                     Historical                           Pro Forma
                                                                     Year Ended                           Year Ended
                                                                    December 31,        Pro Forma         December 31,
                                                                        2000           Adjustments            2000
-------------------------------------------------------------------------------------------------------------------------
Restaurant sales:
    Canyon Cafe                                                  $     39,598                 -              39,598
    Don Pablo's                                                       297,347                 -             297,347
    Hops                                                              186,500                 -             186,500
    McCormick & Schmick's                                             162,350          (162,350)(B)               -
-------------------------------------------------------------------------------------------------------------------------
          Total restaurant sales                                      685,795          (162,350)            523,445
-------------------------------------------------------------------------------------------------------------------------
Restaurant operating expenses:
    Food and beverage                                                 198,527           (48,561)(B)         149,966
    Payroll and benefits                                              219,529           (50,227)(B)         169,302
    Depreciation and amortization                                      24,865            (3,127)(B)          21,738
    Other operating expenses                                          176,058           (36,455)(B)         139,603
-------------------------------------------------------------------------------------------------------------------------
          Total restaurant operating expenses                         618,979          (138,370)            480,609
-------------------------------------------------------------------------------------------------------------------------
General and administrative expenses                                    38,222            (6,827)(B)          31,395
Asset revaluation and other special charges                            38,200              (233)(B)          37,967
-------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                (9,606)          (16,920)            (26,526)
-------------------------------------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense, net                                             (38,262)           12,700 (C)         (25,562)
    Distribution expense on preferred securities                       (7,195)                -              (7,195)
    Gain (loss) on disposal of assets                                 (22,828)                -             (22,828)
    Income (loss) from investments carried at equity                      (69)                -                 (69)
    Other, including goodwill amortization                             (7,119)            1,652 (B)          (5,467)
-------------------------------------------------------------------------------------------------------------------------
          Total other income (expense)                                (75,473)           14,352             (61,121)
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes and cumulative
    effect of change in accounting principle                          (85,079)           (2,568)            (87,647)
Income taxes                                                          (25,600)             (773)(D)         (26,373)
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before cumulative effect of change
    in accounting principle                                           (59,479)           (1,795)            (61,274)
-------------------------------------------------------------------------------------------------------------------------
Cumulative effect of change in accounting
    principle, net of tax benefit                                      (6,255)                -              (6,255)
-------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                              $    (65,734)           (1,795)            (67,529)
=========================================================================================================================

Basic earnings (loss) per common share:
    Basic earnings (loss) before cumulative effect of
        change in accounting principle                           $      (2.31)            (0.07)              (2.38)
    Cumulative effect of change in accounting principle                 (0.24)                -               (0.24)
-------------------------------------------------------------------------------------------------------------------------
Basic earnings (loss) per common share                           $      (2.55)            (0.07)              (2.62)
=========================================================================================================================

Diluted earnings (loss) per common share:
    Diluted earnings (loss) before cumulative effect of
        change in accounting principle                           $      (2.31)            (0.07)              (2.38)
    Cumulative effect of change in accounting principle                 (0.24)                -               (0.24)
-------------------------------------------------------------------------------------------------------------------------
Diluted earnings (loss) per common share                         $      (2.55)            (0.07)              (2.62)
=========================================================================================================================

See accompanying notes

Avado Brands, Inc.
Consolidated Statements of Earnings
(Unaudited)
(In thousands, except per share data)

                                                                    Historical                           Pro Forma
                                                                  Quarter Ended                        Quarter Ended
                                                                     April 1,          Pro Forma          April 1,
                                                                       2001           Adjustments           2001
-------------------------------------------------------------------------------------------------------------------------
Restaurant sales:
    Canyon Cafe                                                  $      8,868                 -               8,868
    Don Pablo's                                                        73,671                 -              73,671
    Hops                                                               52,134                 -              52,134
    McCormick & Schmick's                                              42,710           (42,710)(B)               -
-------------------------------------------------------------------------------------------------------------------------
          Total restaurant sales                                      177,383           (42,710)            134,673
-------------------------------------------------------------------------------------------------------------------------
Restaurant operating expenses:
    Food and beverage                                                  50,108           (12,607)(B)          37,501
    Payroll and benefits                                               57,222           (13,774)(B)          43,448
    Depreciation and amortization                                       5,929              (980)(B)           4,949
    Other operating expenses                                           45,012            (9,942)(B)          35,070
-------------------------------------------------------------------------------------------------------------------------
          Total restaurant operating expenses                         158,271           (37,303)            120,968
-------------------------------------------------------------------------------------------------------------------------
General and administrative expenses                                     8,742            (1,883)(B)           6,859
Other special charges                                                     400                 -                 400
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                        9,970            (3,524)              6,446
-------------------------------------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense, net                                              (9,031)            2,530 (C)          (6,501)
    Distribution expense on preferred securities                       (1,244)                -              (1,244)
    Gain on disposal of assets                                            749                 -                 749
    Other, net                                                         (1,989)              397 (B)          (1,592)
-------------------------------------------------------------------------------------------------------------------------
          Total other income (expense)                                (11,515)            2,927              (8,588)
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes                                    (1,545)             (597)             (2,142)
Income taxes                                                             (500)             (193)(D)            (693)
-------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                              $     (1,045)             (404)             (1,449)
=========================================================================================================================

Basic earnings (loss) per common share                           $      (0.04)            (0.01)              (0.05)
=========================================================================================================================

Diluted earnings (loss) per common share                         $      (0.04)            (0.01)              (0.05)
=========================================================================================================================

See accompanying notes

Avado Brands, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)
                                                                                  Historical                           Pro Forma
                                                                                   April 1,        Pro Forma           April 1,
                                                                                     2001         Adjustments            2001
------------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
      Cash and cash equivalents                                                    $        378           10,799 (A)
                                                                                                            (200)(A)         10,977
      Accounts receivable                                                                 8,768           (2,425)(A)          6,343
      Inventories                                                                         9,248           (2,228)(A)          7,020
      Prepaid expenses and other                                                          2,565            2,501 (A)          5,066
      Assets held for sale                                                               13,251                -             13,251
------------------------------------------------------------------------------------------------------------------------------------
           Total current assets                                                          34,210            8,447             42,657

Premises and equipment, net                                                             378,968          (60,618)(A)        318,350
Goodwill, net                                                                           131,575          (57,433)(A)         74,142
Deferred income tax benefit                                                              18,900          (18,900)(A)              -
Other assets                                                                             43,607           10,000 (A)
                                                                                                          (1,069)(A)         52,538
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   $    607,260         (119,573)           487,687
====================================================================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
      Accounts payable                                                             $     24,941          (13,912)(A)         11,029
      Accrued liabilities                                                                67,994           (8,570)(A)         59,424
      Current installments of long-term debt                                             93,849          (93,849)(A)              -
      Income taxes                                                                       29,423            4,599 (A)         34,022
------------------------------------------------------------------------------------------------------------------------------------
           Total current liabilities                                                    216,207         (111,732)           104,475

Long-term debt                                                                          215,714                -            215,714
Deferred income tax liability                                                                 -            3,584 (A)          3,584
Other long-term liabilities                                                              15,645             (952)(A)         14,693
------------------------------------------------------------------------------------------------------------------------------------
           Total liabilities                                                            447,566         (109,100)           338,466
------------------------------------------------------------------------------------------------------------------------------------

Company-obligated mandatorily redeemable preferred securities of Avado Financing
       I, a subsidiary holding solely Avado Brands, Inc. 7% convertible
       subordinated debentures due March 1, 2027                                         68,759                -             68,759

Shareholders' equity:
      Preferred stock, $0.01 par value. Authorized 10,000,000 shares;
          none issued                                                                         -                -                  -
      Common stock, $0.01 par value. Authorized - 75,000,000 shares;
          issued - 40,478,760 shares
          outstanding - 28,508,764 shares in 2001 and 28,206,673 in 2000                    405                -                405
      Additional paid-in capital                                                        146,716                -            146,716
      Retained earnings                                                                  99,526          (10,473)(A)         89,053
      Treasury stock at cost; 11,969,996 shares in 2001 and 12,272,087 in 2000         (155,712)               -           (155,712)
------------------------------------------------------------------------------------------------------------------------------------
           Total shareholders' equity                                                    90,935          (10,473)            80,462
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   $    607,260         (119,573)           487,687
====================================================================================================================================

See accompanying notes

                               Avado Brands, Inc.
                          Notes to Unaudited Pro Forma
                        Consolidated Financial Statements


Note A

     The Company entered into a definitive Asset Purchase Agreement (the "Agreement") dated June 7, 2001 to sell the assets and liabilities associated with 34 McCormick & Schmick's restaurants. The Company expects to complete the sale in the third quarter of 2001. Gross cash proceeds from the sale are expected to approximate $123.5 million and will be reduced by escrow deposits of $2.0 million, fees and expenses estimated at $2.0 million, and payment of various unassumed obligations including certain taxes and equipment leases of approximately $4.9 million. On a pro forma basis, the transaction results in a gain on sale before income taxes of approximately $16.6 million and a loss of approximately $10.5 million after income taxes.

     The pro forma adjustment to current installments of long-term debt reflects the assumption that the sales proceeds would be used to reduce long-term debt related to the Company's revolving credit agreement by $93.8 million, with the remaining proceeds maintained as cash and cash equivalents.

     The $10.0 million pro forma adjustment to other assets reflects the assumption that the Company will place cash deposits with certain of its insurance providers as security under the Company's self-insurance programs. Such security is currently maintained through letters of credit which were issued in connection with the Company's revolving credit agreement.

     The pro forma adjustments to current income taxes payable, deferred income tax benefit, and deferred income tax liability reflect a total tax adjustment relating to the sale of $27.1 million. For income tax purposes, the $16.6 million pro forma pretax accounting gain on sale was increased by $55.4 million due primarily to permanent differences relating to the unamortized balance of goodwill arising from the Company's 1997 acquisition of McCormick & Schmick's. The total tax provision was determined using a 37.6% effective rate.

     The remaining pro forma adjustments to cash, accounts receivable, inventories, prepaid expenses and other, premises and equipment, goodwill, other assets, accounts payable, accrued liabilities, and other long-term liabilities, primarily reflect the sale of assets and assumption of liabilities related to the 34 restaurants expected to be sold.


Note B

     The pro forma adjustment eliminates the direct revenues and direct operating expenses related to the 34 McCormick & Schmick's restaurants expected to be sold.


Note C

     The pro forma adjustment to interest expense reflects the decrease in interest expense resulting from the assumed use of sales proceeds to reduce long-term debt related to the Company's revolving credit agreement by $112.7 million in 2000 and $93.8 million in 2001.


Note D

     The pro forma adjustment to income taxes resflects the income tax effects of the above adjustments assuming a 30.1% and 32.4% effective rate for 2000 and 2001, respectively.

(c)  Exhibits

2.1  Asset  Purchase  Agreement  dated June 7, 2001 by and among  Avado  Brands,
     Inc., McCormick & Schmick Holding Corp., each of the McCormick & Schmick Holding Corp. subsidiaries and McCormick & Schmick Acquisition Corp.

                                   Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Avado Brands, Inc.
                                                     (Registrant)


Date: June 15, 2001                        By:/s/Erich J. Booth
                                              --------------------------------
                                              Erich J. Booth
                                              Chief Financial Officer, Treasurer

Exhibit Index

Exhibit
Number    Description

 2.1 Asset Purchase Agreement dated June 7, 2001 by and among Avado Brands, Inc., McCormick & Schmick Holding Corp., each of the McCormick & Schmick Holding Corp. subsidiaries and McCormick & Schmick Acquisition Corp.